SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)                                                 November 12, 2003

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2003-B

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-106575	31-1750007
333-106575-02	51-6545495
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

1680 Capital One Drive, McLean, Virginia	22102

(Address of Principal Executive Offices)	(Zip Code)

(703) 720-1000

(Registrant’s Telephone Number,, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

Filing of Certain Materials pursuant to Rule 424(b)(5) under the Securities Act of 1933, concurrently with, or subsequent to, the filings of this Current Report on Form 8-K, the Registrant is filing a final prospectus supplement (the “Prospectus Supplement”) and a prospectus (the “Prospectus”) with the Commission relating to its issuance of Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, and Class A-4 Asset Backed Notes (the “Notes”) by Capital One Auto Finance Trust 2003-B.

In connection with the issuance of the Notes, the Registrant and Co-Registrant are filing herewith the consent of PricewaterhouseCoopers (“PWC”) to the use of their name and the incorporation by reference of their report in the Registration Statement of the Registrant and Co-Registrant (Registration Nos. 333-106575 and 333-89452-02) and in the Prospectus Supplement referred to above related to the issuance of the Notes. The consent of PWC is attached hereto as Exhibit 23.1.

Incorporation of Certain Documents by Reference

The consolidated balance sheets of MBIA Inc., and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in the Prospectus Supplement, have been incorporated by reference in the Prospectus Supplement and in the registration statement in reliance on the report of Pricewaterhousecoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated November 4, 2003 and the Prospectus Supplement dated November 5, 2003 of the Registrant related to the Notes issued by Capital One Auto Finance Trust 2003-B.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Document Description

23.1	Consent of PWC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Capital One Auto Receivables, LLC and the Co-Registrant, Capital One Auto Finance Trust 2003-B by its Depositor, Capital One Auto Receivables, LLC, have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 12, 2003

CAPITAL ONE AUTO RECEIVABLES, LLC

By:	/s/ Jerry M. Hamstead

Name:	Jerry M. Hamstead

November 12, 2003

CAPITAL ONE AUTO FINANCE TRUST 2003-B

By:	Capital One Auto Receivables, LLC, Depositor of the Capital One Auto Finance Trust 2003-B

By:	/s/ Jerry M. Hamstead

Name:	Jerry M. Hamstead